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iRobot Confirms Receipt of Director Nominations from Red Mountain

BEDFORD, Mass., February 18, 2016 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today confirmed that it has received notice from Red Mountain Capital that Red Mountain plans to nominate two director candidates to stand for election to iRobot’s Board of Directors at the Company’s 2016 annual meeting of stockholders.

iRobot issued the following statement:

The iRobot Board of Directors and management team have had extensive discussions with Red Mountain over the last 10 months. The Company’s goal has been to work with Red Mountain constructively, and iRobot is disappointed that Red Mountain has chosen to take this path.

In the discussions with iRobot, Red Mountain has focused on the sale of iRobot’s Defense and Security (D&S) business and on the return of excess capital to shareholders. The iRobot Board of Directors had started a process to sell D&S in the spring of 2014, long before Red Mountain purchased a single share of iRobot stock. That process concluded recently, with the announcement of the sale of D&S to Arlington Capital Partners. Concurrently with the sale, iRobot has expanded the Company’s ongoing share repurchase program by $65 million, bringing the total repurchase authorization to $100 million for 2016.

iRobot has an experienced and independent Board that benefits from a diverse range of expertise in consumer products, technology, marketing and finance. The iRobot Board has also adjusted its composition over the last several years to reflect the Board’s evaluation of its needs as well as the business’ renewed focus on home products. The Board has recently added two directors with expertise in areas critical to iRobot’s business: consumer products and technology, and one of those directors is up for election this year. Two other directors, whose experience was most relevant to the D&S business, left the Board in 2014 and 2015 once the Company made the decision to focus on its home business.

In an effort to avoid a costly proxy contest, the iRobot Board offered Red Mountain the opportunity to suggest board nominees, interview potential new nominees identified by the Board, and approve a new director selected by the Board in consultation with the Board’s executive search firm. Instead of this collaborative approach, Red Mountain is insisting that the only way to avoid a disruptive proxy contest is to add both of their candidates to the Board.

iRobot believes that shareholders will be best served by a process in which the existing directors and professional recruiters have input on the composition of the Board. iRobot will present its full position to shareholders with the filing of its definitive proxy materials.

Goodwin Procter LLP is serving as legal counsel to iRobot.

About iRobot Corp.
iRobot designs and builds robots that empower people to do more. The company's home robots help people find smarter ways to clean and accomplish more in their daily lives. Its remote presence robots enable virtual presence from anywhere in the world. iRobot’s portfolio of solutions feature proprietary technologies for the connected home and advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corporation's expectations concerning management's plans for execution of a stock repurchase program, including the maximum amount and duration of purchases of our common stock under our authorized stock repurchase program. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results and actions to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corporation, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.

Important Stockholder Information

iRobot Corporation (“iRobot” or the “Company”) plans to file with the SEC and mail to its stockholders a proxy statement in connection with the Company’s 2016 Annual Meeting. The proxy statement will contain important information about the Company, the 2016 Annual Meeting and related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov.  In addition, the Company’s filings with the SEC, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the Company by directing a request to the Company at 8 Crosby Drive, Bedford, MA 01730, Attention: Investor Relations. Such materials are also available at www.irobot.com.

Certain Information Concerning Participants

The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2016 Annual Meeting. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock will be set forth in the definitive proxy statement for the Company’s 2016 Annual Meeting, which will be filed with the SEC.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers by reading the proxy statement and other relevant solicitation materials (when they become available).

Investor Contact:
Elise Caffrey
Investor Relations
iRobot Corp.
(781) 430-3003
ecaffrey@irobot.com

Media Contact:
Matthew Lloyd
Media Relations
iRobot Corp.
(781) 430-3720
mlloyd@irobot.com

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Andi Rose / Becky McClain
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449